Exhibit 10(u)

OPTION AGREEMENT

        THIS OPTION AGREEMENT (the “Agreement”) is entered into as of November 27, 2002, between Innovex, Inc, a Minnesota corporation (“Innovex”), and Concorde PAPE II, a company incorporated under the laws of Mauritius (“Concorde”).

RECITALS:

        A.    Innovex desires to obtain an option to acquire shares of KR Precision Public Company Limited (“KRP”) from Concorde pursuant hereto and to the terms of the Stock Purchase Agreement in the form of Exhibit A (the “Stock Purchase Agreement”).

AGREEMENTS:

        NOW, THEREFORE, in consideration of the respective covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

        1.1    Specific Definitions. As used in this Agreement, the following definitions shall have the meanings set forth or as referenced below:

        “Affiliate” of a specified person or entity means a person or entity that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the person or entity specified.

        “Business days” or “days” as used herein with respect to notices or time periods shall be calculated with reference to Minneapolis, Minnesota U.S.A. time and, with respect to business days, shall be days on which banks are open for business in Bangkok, Thailand and Minneapolis, Minnesota U.S.A.

        “Control” means ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

ARTICLE 2
CALL OPTION

        2.1    Call Option. Subject to the terms and conditions of this Agreement, Concorde hereby irrevocably grants to Innovex or any wholly-owned subsidiary of Innovexan option (the “Call Option”), exercisable once during the Call Option Term (as defined herein) to acquire ordinary shares of KRP which are currently traded under the symbol “KRP” on the Stock Exchange of Thailand (“KRP Shares”) representing 24.9% of the issued and outstanding shares of capital stock of KRP (the “Initial KRP Call Shares”) as of the Call Option Closing (as defined in Section 3.1), in the manner described herein and in the Stock Purchase Agreement attached as Exhibit A (the “Call Option”).

        2.2    Option Term. Unless earlier exercised, rescinded or otherwise terminated as provided in this Agreement, the Call Option is exercisable at any time during the period (A) beginning on the date this Option Agreement is signed by all parties, and (B) ending on and including December 31, 2003 (“the Call Option Term”). Upon expiration of the Call Option Term, unless the Call Option has been exercised, rescinded or otherwise terminated, in each case in accordance with the terms hereof, this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder, except as provided in Section 7.3.

        2.3    Manner of Exercise; Rescission.

        (a) Innovex is under no obligation whatsoever to exercise the Call Option. If it elects to exercise the Call Option, Innovex must, at or prior to the expiration of the Call Option Term, give written notice (the “Exercise Notice”) to Concorde indicating Innovex’s election to exercise the Call Option. Innovex’s Exercise Notice shall be in the form of Exhibit B hereto and shall specify a closing date (“Call Option Closing Date”) which is no earlier than forty-five (45) days nor later than sixty (60) days after the date of the Exercise Notice, subject to such delay as provided in Section 2.3(b) below. Innovex’s Exercise Notice shall be accompanied by an Innovex Officer’s Certificate in the form of Exhibit C hereto updating the representations and warranties of Innovex under this Agreement.

        (b)    Within five (5) business days after receipt by Concorde of the Exercise Notice, Concorde shall deliver to Innovex a Concorde Officer’s Certificate in the form of Exhibit D hereto, dated as of the date of the Exercise Notice, acknowledging receipt of the Exercise Notice and updating the representations and warranties of Concorde under this Agreement. In addition, within thirty (30) days after receipt by Concorde of the Exercise Notice, provided Innovex has not rescinded the same, Concorde shall provide Innovex with its calculation of the number of Innovex Shares to be issued at the Call Option Closing, which calculation shall include the KRP Share Value (as defined in the Stock Purchase Agreement) and each of the components comprising the same, together with such supporting documentation as may reasonably be requested by Innovex to verify the same. In the event Innovex does not object to Concorde’s calculation within ten days, such calculation shall be final except for such adjustments as may be required thereto prior to the Call Option Closing as provided in Section 1.2 of the Stock Purchase Agreement. In the event Innovex objects to Concorde’s calculation (which objection shall be in writing delivered in accordance with Section 7.5), the parties shall attempt, for a period of ten days immediately thereafter, to resolve the differences, after which time either party may submit the dispute to arbitration as provided in Section 7.12 hereof. If the matter is submitted to arbitration and Innovex has not rescinded the Innovex Exercise Notice as provided herein, then the Call Option Closing shall occur three (3) business days after receipt of the arbitrator’s order specifying the number of Initial KRP Shares and Innovex Shares to be issued pursuant to the terms hereof and the Stock Purchase Agreement, provided that the Call Option Closing shall in no case occur prior to the date specified as the Call Option Closing Date in the Innovex Exercise Notice.

        (c)    At all times up until ten (10) business days prior to the Call Option Closing Date specified in Innovex’s Exercise Notice (the “Rescission Period”), Innovex shall have the unilateral right to rescind the Innovex Exercise Notice. Such rescission shall be by written notice from Innovex to Concorde in the form of Exhibit E hereto and, if given, shall not create any liability for Innovex, subject to Section 7.16 below, and shall have the effect as provided in Section 7.18. If such Exercise Notice is not rescinded, (A) the Call Option Closing shall take place as provided in Article 3 hereof; and (B) within five (5) business days after expiration of the Rescission Period, Innovex and Concorde shall each execute the Stock Purchase Agreement and deliver the same to the other party. The Stock Purchase Agreement shall be dated as of the date the Rescission Period expires.

        2.4    First Lock-Up. Until the earlier of the expiration of the Call Option Term, rescission of the Exercise Notice or the Call Option Closing, neither Concorde, nor any of its representatives, officers or directors will consummate or otherwise bind Concorde to consummate any proposal or offer (an “Acquisition Proposal”) to transfer, assign or sell all or any part of the KRP Shares owned by Concorde on the date of this Agreement or subsequently acquired by Concorde, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a “Third Party Acquisition”), or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Stock Purchase Agreement with Innovex, without the prior written consent of Innovex (other than any transfer, assignment or sale to any funds managed on the date of this Agreement by PAMA Group Inc. (such funds collectively referred to as the “PAMA Funds”), provided such transferee executes and delivers to Innovex a written agreement agreeing to be bound by Concorde’s obligations hereunder and under the Stock Purchase Agreement). Concorde represents that it is not a party to or bound by any agreement with respect to an Acquisition Proposal other than this Agreement with Innovex.

ARTICLE 3
CALL OPTION CLOSING

        3.1    Call Option Closing. If and when Innovex has given the Exercise Notice without rescinding the same in the manner set out in Section 2.3(c), then the closing of the Call Option as contemplated by the Stock Purchase Agreement (the “Call Option Closing”) will be held during normal business hours, at the offices of Innovex’s Thai counsel on the Call Option Closing Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF CONCORDE

        As an inducement to Innovex to execute and deliver this Agreement and to consummate the transactions provided for in the Stock Purchase Agreement, Concorde makes the representations and warranties set forth below. All such representations and warranties are true and correct as of the date hereof.

        4.1    Organization; Authority. Concorde is duly formed and validly existing under the laws of the jurisdiction of Mauritius with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement in the form of Exhibit Fhereto (the “ Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by Concorde, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Concorde. This Agreement has been duly executed and delivered by Concorde and, when duly executed and delivered by Innovex, will constitute the valid and legally binding obligation of Concorde, enforceable against Concorde in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Stock Purchase Agreement and the Registration Rights Agreement, when duly executed by Innovex and Concorde, will constitute the valid and binding obligations of Concorde, enforceable against Concorde in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

        4.2   Investment Intent. Concorde is acquiring the Innovex Shares (as defined in the Stock Purchase Agreement) for its own account for investment purposes and not with a view to or for distributing or reselling such securities or any part thereof or interest therein, without prejudice, however, to Concorde’s right, subject to the provisions of the Stock Purchase Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) and in compliance with applicable state securities laws or under an exemption from such registration.

        4.3   Accredited Investor. At the time Concorde was offered the Innovex Shares it was, and at the date hereof it is, and at the Call Option Closing Date it will be, an “accredited investor” as defined in Rule 501 under the Securities Act.

        4.4   Experience of Concorde. Concorde, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Innovex Shares and, without prejudice to its rights under Section 6.4 hereof, has so evaluated the merits and risks of such investment to its satisfaction.

        4.5   Ability of Concorde to Bear Risk of Investment. Concorde is able to bear the economic risk of an investment in the Innovex Shares and is able to afford a complete loss of such investment.

        4.6   Access to Information. Concorde acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Innovex concerning the terms and conditions of the offering of the Innovex Shares, and the merits and risks of investing in such securities; (ii) access to information about Innovex and Innovex’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which Innovex possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment.

        4.7   Reliance. Concorde understands and acknowledges that (i) the Innovex Shares are being offered and sold to Concorde without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; and (ii) the availability of such exemption depends in part upon the accuracy and truthfulness of the representations in Sections 4.2 through 4.6.

        4.8   No Conflicts. The execution, delivery and performance of the Transaction Documents by Concorde and the consummation by Concorde of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws, partnership agreement or other governing instrument, as applicable (each as amended through the date hereof); or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Concorde is subject, except in the case of clause (ii), such violation as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of Concorde (a “Concorde Material Adverse Effect”).

        4.9   Consents and Approvals. Except for any required Schedule 13D and Form 3 and 4 filings, and except for any required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), Concorde is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Concorde of the Transaction Documents, other than where the failure to obtain such consent, waiver, authorization or order or to give or make such notice or filing, would not materially impair or delay the ability of Concorde to effect the Call Option Closing and to deliver the Initial KRP Call Shares in the manner contemplated hereby and by the Stock Purchase Agreement.

        4.10    Litigation Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending, or to the knowledge of Concorde, threatened against or affecting Concorde before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair Concorde’s ability to perform fully on a timely basis its obligations under the Transaction Documents.

        4.11   Representations Regarding KRP Shares. Concorde is the sole and exclusive beneficial and legal owner (registered and otherwise) of 197,509,212 KRP Shares, which represents approximately 55.7% of the total outstanding shares of KRP’s capital stock as of the date of this Agreement. Upon delivery to Innovex of certificates evidencing the Initial KRP Call Shares, Innovex will acquire good, valid, indefeasible and marketable title thereto, free and clear of any and all encumbrances, charges, restrictions, mortgages, pledges, security interests, purchase rights or claims of any kind (collectively, “Encumbrances”). Each of the shares of KRP stock owned by Concorde is freely tradable and, except for any restrictions imposed by the United States securities laws or restrictions which are specific to Innovex, will remain freely tradable by Innovex upon transfer of those shares to it. The Initial KRP Call Shares will represent 24.9% of the total issued and outstanding KRP Shares as of the Call Option Closing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF INNOVEX

        As an inducement to Concorde to enter into and perform this Agreement and to consummate the transactions provided for in the Stock Purchase Agreement, Innovex hereby makes to Concorde the representations and warranties of Innovex set forth below and such representations and warranties are true and correct as of the date hereof.

        5.1    Organization; Authority. Innovex is a corporation duly incorporated and validly existing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by Innovex and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Innovex. This Agreement has been duly executed by Innovex and, when duly executed and delivered by Concorde, will constitute the valid and binding obligation of Innovex enforceable against Innovex in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Stock Purchase Agreement and the Registration Rights Agreement, when duly executed by Innovex and Concorde, will constitute the valid and binding obligations of Innovex, enforceable against Innovex in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

        5.2   Investment Intent. In the event the Call Option is exercised by Innovex, Innovex will be acquiring the Initial KRP Call Shares for its own account for investment purposes and not with a view to or for distributing or reselling such securities or any part thereof or interest therein, without prejudice, however, to Innovex’s right, subject to the terms of the Stock Purchase Agreement, at all times to sell or otherwise dispose of all or any part of such securities on the Stock Exchange of Thailand and compliance with U.S. securities laws.

        5.3   Accredited Investor. At the time Innovex was offered the Initial KRP Call Shares it was, and at the date hereof it is, and at the Call Option Closing Date it will be, an “accredited investor” as defined in Rule 501 under the Securities Act.

        5.4   Experience of Innovex. Innovex, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Initial KRP Call Shares and, prior to the expiration of the Rescission Period, it will have evaluated the merits and risks of such investment to its satisfaction.

        5.5   Ability of Innovex to Bear Risk of Investment. Innovex is able to bear the economic risk of an investment in the Initial KRP Call Shares and is able to afford a complete loss of such investment.

        5.6   Reliance. Innovex understands and acknowledges that (i) the Initial KRP Call Shares are being offered and sold to Innovex without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; and (ii) the availability of such exemption depends in part upon the accuracy and truthfulness of the representations in Sections 5.2 through 5.5.

        5.7   No Conflicts. The execution, delivery and performance of the Transaction Documents by Innovex and the consummation by Innovex of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or Bylaws; or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Innovex is subject, except in the case of clause (ii), such violations as could not reasonably be expected to, individually or in the aggregate, have or result in a material adverse effect on the results of operations, assets or financial condition of Innovex and its subsidiaries, taken as a whole (an “Innovex Material Adverse Effect”).

        5.8   Consents and Approvals. Innovex is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Innovex of the Transaction Documents, except for the following, each of which Innovex agrees, if not validly waived, to timely file or receive or procure timely filing or receipt of: (i) the filing of the Registration Statement(s) (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “Commission”); (ii) the application(s) or any letter(s) acceptable to and approved by the National Association of Securities Dealers, Inc. (“NASD”) for the designation of the Innovex Shares for trading on the Nasdaq National Market (and with any other national securities exchange or market on which Innovex’s common stock is then listed); (iii) any filings, notices, solicitations or registrations under applicable federal or state securities laws and any filing that may be required under the HSR Act; (iv) any reports required to be filed with the United States Department of Commerce indicating a foreign investment by Innovex; (v) any consents of Innovex lenders to the purchase of KRP Shares; and (vi) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of Innovex to effect the Call Option Closing and to deliver to Concorde the Innovex Shares in the manner contemplated hereby, by the Stock Purchase Agreement and by the Registration Rights Agreement.

        5.9   Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Innovex, threatened against or affecting Innovex before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which would adversely affect the legality, validity or enforceability of any of the Transaction Documents in any respect or adversely impair Innovex’s ability to perform fully on a timely basis its obligations under the Transaction Documents.

        5.10   Innovex Shares. Innovex’s authorized capital stock consists of 30,000,000 shares of common stock, par value $.04, of which, as of November 5, 2002, 15,152,175 shares were outstanding. No shares of common stock of Innovex are entitled to preemptive or similar rights, nor is any holder of the common stock of Innovex entitled to preemptive or similar rights. When issued in accordance with the terms hereof and the Stock Purchase Agreement, the Innovex Shares will be duly authorized, validly issued, fully paid and non-assessable and shall be designated for trading on Nasdaq. Innovex will at all times during the Call Option Term maintain an adequate reserve of duly authorized shares of its common stock to enable it to perform its obligations under this Agreement and the Stock Purchase Agreement.

        5.11    SEC Documents. Innovex has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents”), on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and there were no liabilities as of such dates, whether or not required by generally accepted accounting principles to be included in Innovex’s financial statements in such SEC Documents, which would have an Innovex Material Adverse Effect. The financial statements of Innovex included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Innovex as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in Innovex’s last filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, there has been no event, occurrence or development that has had an Innovex Material Adverse Effect which has not been specifically disclosed in the SEC Documents or in writing to Concorde by Innovex. There are no pending or current transactions between Innovex and any of its Affiliates which are not arm’s length.

        5.12    No Default or Violation. Neither the Company nor any Subsidiary is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party, except to the extent such default or violation would not constitute an Innovex Material Adverse Effect.

ARTICLE 6
COVENANTS AND AGREEMENTS

        6.1   Innovex Board Representation. Within 30 days of the date hereof, Innovex will appoint an individual listed on Exhibit G hereto or another person designated by Concorde and reasonably acceptable to Innovex to Innovex’s Board of Directors. Innovex also agrees to nominate such individual for election as a director at Innovex’s next meeting of shareholders. In the event the Call Option expires or is rescinded, any nominee of Concorde who is on the Board of Innovex shall, if requested by the Board of Directors of Innovex, resign from the Innovex Board and Concorde shall take all necessary action to procure such resignation. So long as a Concorde designee is a member of the Board of Directors of Innovex, neither Concorde nor the PAMA Funds will hold or acquire, directly or through any investment vehicle Controlled by PAMA Group Inc., Control of any company that competes with Innovex in the flex circuit business. In the event the Call Option Closing occurs, the terms of this Section 6.1 shall be superceded by the terms of Section 2.8(a) of the Stock Purchase Agreement.

        6.2   KRP Board Representation. Within 30 days of the date hereto, Concorde will cause an individual listed on Exhibit H hereto or another person designated by Innovex and reasonably acceptable to Concorde to be appointed to KRP’s Board of Directors and will cause such individual to be nominated for election as a director at KRP’s next meeting of shareholders. In the event the Call Option expires or is rescinded, any nominee of Innovex who is on the Board of KRP shall, if requested by the Board of Directors of KRP or requested by Concorde, resign from the KRP Board and Innovex shall take all necessary action to procure such resignation. So long as an Innovex nominee is a member of the Board of Directors of KRP, Innovex will not compete with KRP by producing suspension arms, directly or through its subsidiaries or Affiliates or by investing in any company that so competes with KRP. In the event the Call Option Closing occurs, the terms of this Section 6.2 shall be superceded by the terms of Section 2.8(b) of the Stock Purchase Agreement.

        6.3   Innovex Due Diligence. During the Call Option Term, Innovex will perform customary due diligence as it deems necessary. Concorde will take all reasonable efforts to make available to Innovex and its employees, agents and representatives all information reasonably requested by Innovex relating to KRP’s operations, business and assets. Concorde will take all reasonable efforts to make available its and KRP’s management at reasonable times during normal business hours to discuss these matters with Innovex and its representatives. Innovex will bear its own expenses in conducting the due diligence described in this Agreement.

        6.4   Concorde Due Diligence. During the Call Option Term, Concorde will perform customary due diligence as it deems necessary. Innovex will take all reasonable efforts to make available to Concorde and its employees, agents and representatives all information reasonably requested by Concorde relating to Innovex’s operations, business and assets. Innovex will take all reasonable efforts to make available its management at reasonable times during normal business hours to discuss these matters with Concorde and its representatives. Concorde will bear its own expenses in conducting the due diligence described in this Agreement.

        6.5   Transactions in Innovex Securities. Until the earlier of rescission of exercise of the Call Option, expiration of the Call Option Term or the Call Option Closing, Concorde agrees that it will, and will cause all of its officers and directors to, abstain from purchasing and selling, directly or indirectly, any securities of Innovex in the open market or otherwise.

        6.6   Transaction in KRP Securities. Until the earlier of rescission of exercise of the Call Option, expiration of the Call Option Term or the Call Option Closing, Innovex agrees that it will, and will cause all of its officers and directors to, abstain from purchasing and selling, directly or indirectly, any securities of KRP in the open market or otherwise.

        6.7   Confidentiality. Except to the extent required by law (in which case the other party will be notified and, to the extent practicable, consulted), including any regulatory or governmental requirements, the transactions contemplated by the Transaction Documents shall not be disclosed to any other parties (other than employees of Concorde (and its limited partners), Innovex and KRP that need to know, and provided that they are bound by an agreement not to disclose such information) without the prior written consent of Concorde and Innovex.

ARTICLE 7
OTHER PROVISIONS

        7.1   Further Assurances. On or after the date hereof, including after the Call Option Closing, upon request by any other party, Innovex and Concorde will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be required or necessary in order to carry out the intent of this Agreement, including, without limitation, to permit Innovex to effect the exercise of the Call Option hereunder and consummation of the Stock Purchase Agreement and the Registration Rights Agreement (all on the terms and subject to the conditions set forth herein and therein), or to otherwise carry out the purposes of this Agreement and the related transactions contemplated hereby.

        7.2   Complete Agreement. This Agreement and the attached Exhibits and the Reciprocal Non-Disclosure Agreement dated August 19, 2002 constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto, including the Summary of Terms dated October 8, 2002.

        7.3   Survival of Representations, Warranties and Agreements. If the Call Option Closing occurs, the representations and warranties contained in Articles 4 and 5 of this Agreement will survive the Call Option Closing and remain in full force and effect. If the Agreement terminates as provided in Section 7.17, all representations and warranties contained in Articles 4 and 5 of this Agreement shall survive for a period of ninety (90) days after such termination, and shall then expire, except to the extent any such representations or warranties are the subject of a claim made by a party hereto under Section 7.12 or 7.13 of this Agreement prior to the end of such 90-day period. All covenants and agreements shall survive in accordance with their respective terms.

        7.4   Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, despite a failure of any condition to such party’s obligations to occur, shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by Innovex and Concorde. Any amendment to this Agreement shall be in writing and signed by Innovex and Concorde.

        7.5   Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (receipt confirmed), or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid, as follows, or to such other address or addresses as a party designates to the other in the manner herein prescribed:

        if to Concorde:
                 Concorde (PAPE II) Limited
                 c/o PAMA Group (Hong Kong) Limited
                 32nd floor, Alexandra House
                 18 Chater Road
                 Hong Kong
                 Attention:  The Deal Sponsor – KRP
                 Fax:  852-2877-3748

        with copy to:
                 Thanathip Pichedvanichok
                 Linklaters (Thailand) Ltd.
                 20th Floor Capital Tower
                 All Seasons Place
                 87/1 Wireless Road
                 Bangkok 10330 Thailand
                 Fax: 662–305–8010

        if to Innovex to:
                 Innovex, Inc.
                 5540 Pioneer Creek Drive
                 Maple Plain, MN 55359-9003
                 Attention: Chief Financial Officer
                 Fax:  1-763-479-5392

        with copy to:
                  Charles P. Moorse, Esq.
                  Lindquist & Vennum P.L.L.P.
                  4200 IDS Center
                  80 South 8th Street
                  Minneapolis, MN 55402
                  Fax: 1-612-371-3207

All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

        7.6    Public Announcement. No party to this Agreement will publicly or privately disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other party’s written consent, except as may be required by applicable law, rule, regulation, order or stock exchange regulation, and except for communications with counsel, accountants and advisors about the transaction and communications allowed under Section 6.7. The timing, form and content of any announcements shall be subject to written approval of Concorde and Innovex. Any announcement referencing KRP or Seagate shall, if practicable, be provided to KRP or Seagate, as the case may be, for comment and approval.

        7.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of law thereof.

        7.8   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Except as provided in Section 2.1, neither party may assign this Agreement or its rights hereunder without the prior written consent of the other party.

        7.9   Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

        7.10   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        7.11   Execution. This Agreement may be executed in two or more counterparts, all of which, when taken together, shall constitute one and the same agreement, it being understood that no parties need to sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        7.12   Arbitration. Any dispute arising out of or relating to this Agreement, including the formation, interpretation or alleged breach hereof, and all disputes seeking monetary damages, that are not amicably settled between the parties shall be exclusively resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association with the arbitration to be conducted with one arbitrator in San Francisco, California. The arbitrator shall be mutually agreed upon by Concorde and Innovex. If the parties fail to so agree, the arbitrator shall be selected as provided in the Commercial Arbitration Rules. The results of such arbitration proceedings shall be binding upon the parties hereto, and judgment may entered upon the arbitration award in any court having jurisdiction thereof. Notwithstanding the foregoing, injunctive relief shall be sought solely from a court of competent jurisdiction pursuant to Section 7.13.

        7.13   Specific Performance. Each party agrees that in the event of the breach by the other party of any provision of this Agreement, it may be without an adequate remedy at law. Each party therefore agrees that in the event of any such breach or threatened breach of any provision of this Agreement, the other party may elect to institute and prosecute proceedings in a court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining any such relief, such party will not be precluded from seeking or obtaining any other relief to which it may be entitled, including damages for breach of this Agreement, but such other relief shall be obtained only in accordance with the procedures referred to in Section 7.12 hereof.

        7.14    No Duplication. It is understood and agreed, with respect to Sections 7.12 and 7.13 above, that (i) no action shall be brought before an arbitrator pursuant to Section 7.12 in respect of any claim or any subject matter that is at such time the subject of an action in a court of competent jurisdiction pursuant to Section 7.13; and (ii) no action shall be brought before a court of competent jurisdiction pursuant to Section 7.13 in respect of any claim or any subject matter that is at such time the subject of an action before an arbitrator pursuant to Section 7.12. In the event there are any such concurrent overlapping actions, that which was filed or commenced on the earlier date (the “First Action”) shall be allowed to proceed and each party will take such steps as are necessary to ensure that all other actions in respect of the same are stayed or suspended until such time as a resolution is reached in the First Action. At such time, all steps shall be taken to ensure that such resolution of the First Action shall be considered in any other actions relating to the same subject matter and in no event is there intended to be, nor shall there be, multiple recoveries in respect of any claim hereunder.

        7.15   Consent to Jurisdiction. Each of the parties hereto irrevocably unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from there in any action or proceeding for specific performance or injunctive relief arising out of or related to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        7.16   Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, in the event Innovex exercises the Call Option and rescinds the same as provided in Section 2.3, Innovex shall pay Concorde’s reasonable expenses of preparing for the Call Option Closing which are incurred from the date of the Exercise Notice until the date of rescission unless such rescission is due to a material breach of any representation or warranty (as may be updated by Concorde in writing prior to the delivery by Innovex of the Exercise Notice) or failure by Concorde to meet any material obligation hereunder, in which case Concorde shall bear such expenses.

        7.17   Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        7.18   Termination.

        (a)    Notwithstanding any provision to this Agreement to the contrary, this Agreement shall be terminated, and the transactions contemplated by this Agreement abandoned: (i) at any time by mutual written consent of Innovex and Concorde; (ii) in the event Innovex rescinds its Exercise Notice as provided in Section 2.3(c); (iii) in the event Innovex fails to exercise its option prior to the expiration of the Call Option Term; or (iv) in the event the Stock Purchase Agreement is executed by the parties hereto but the Call Option Closing does not occur.

        (b)    In the event of the termination of this Agreement pursuant to Section 7.17(a), this Agreement shall forthwith become void and shall have no effect, without any liability on the part of any party or its directors, officers or shareholders, subject to Section 7.16. Nothing contained in this Section 7.17(b) shall relieve any party for any breach of this Agreement, provided any claim for breach of this Agreement is made within the time period and in the manner set forth in Section 7.3 hereof.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above written.

Innovex, Inc. By:___________________________________ Its:________________________________ Concorde PAPE II By:___________________________________ Its:________________________________

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